Exhibit 23.2


                        Consent of Independent Auditors


The Board of Directors
Liberty Financial Companies, Inc.:


We consent to the use of our reports included herein and incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                  KPMG Peat Marwick LLP





Boston, Massachusetts
July 15, 1997